CHINA HEALTHCARE ACQUISITION CORP SIGNS DEFINITIVE
AGREEMENT TO ACQUIRE EUROPE ASIA HUADU ENVIRONMENT
HOLDING PTE, LTD.

For Immediate Release
August 6, 2008

Pasadena, CA, August 6, 2008 - China Healthcare Acquisition Corp (AMEX: CHM, CHMU, CHMW) (“CHM”) and Europe Asia Huadu Environment Holding Pte, Ltd. ("EAHE") announced today that CHM and the owner of EAHE signed a definitive acquisition agreement for CHM to acquire EAHE in exchange for CHM common stock. Through its subsidiaries in the People's Republic of China (“China”), Europe-Asia Huadu (Yixing) Environment Protection Co., Ltd and Yixing Europe-Asia Huadu Environment Engineering Co. Ltd., EAHE manufactures water treatment equipment and provides construction and engineering services for water treatment projects in China. The transaction will provide EAHE with access to additional capital for expansion of its water treatment business. EAHE is a privately held Singapore company.

Following the consummation of the acquisition Madame Wang Lahua, the current Executive Director of EAHE, will be our Executive Chairman and CHM will change its name to Global Huadu Environment Holdings, Inc. Madame Wang indirectly owns 100% of EAHE. Madam Wang Lahua is also the Deputy Director of Water Pollution Control Committee of China Environmental Protection Industry Association and an Environmental Engineering adjunct professor of Tsinghua University and Huangshi College.

About EAHE

EAHE, through its subsidiaries, has been engaged in the manufacture of environmental protection equipment and in the water treatment industry in China for over 20 years and has developed extensive management experience in the water treatment industry. EAHE received a Certificate of Approval for the establishment of enterprises with foreign investment in the People's Republic of China in 2004.

Based on the consolidated financial statements of EAHE which have been audited in accordance with US GAAP, EAHE's revenues grew 339% in 2007 from US$11.6 million to US$39.4 million and net income grew 316% from US$3.0 million in 2006 to $9.5 million in 2007. For the six months ended June 30, 2008, unaudited revenue and net income were US$24.9 million and US$5.8 million, respectively. For the years ending 2007 and 2006 an average translation rate of Renminbi into U.S. Dollars of RMB7.604 and RMB7.960, respectively, were used. For the six months ended June 30, 2008, the average translation rate was RMB7.0702.

EAHE is a leading company in China in the water treatment industry. Through its subsidiaries in China, using its proprietary core oxygenation biomembrane technology, the company manufactures water and sludge treatment equipment for sale in China and abroad. The company also provides construction and engineering services for water and sludge treatment projects in China. Its subsidiary, Europe Asia Huadu (Yixing) Environmental Protection Co., Ltd. is a recommended enterprise for urban sewage treatment equipment by the Ministry of Construction and the Ministry of Science and Technology of China. Customers include steel and petrochemical companies, airports, urban sewage and water treatment plants.

Summary of the Transaction

Under the terms of the acquisition agreement, CHM will acquire 100% of the stock of EAHE for a total payment of 10,500,000 restricted shares of common stock of CHM. Based on the closing price of $5.75 per share on the American Stock Exchange on August 5, 2008, the value of the acquisition is $60,375,000.

The owner will also be entitled to receive a potential earnout payment of up to 3,800,000 additional shares of common stock of CHM as follows:

•	1,200,000 shares if net income of EAHE exceeds US$12,000,000 for the year ended December 31, 2008;

•	1,300,000 shares if net income of EAHE exceeds US$16,000,000 for the year ended December 31, 2009; and

•	1,300,000 shares if net income of EAHE exceeds US$20,000,000 for the year ended December 31, 2010;

; provided, that if net income for the first earnout period does not exceed $12,000,000 the owner of EAHE will be entitled to the earnout payment for such period if cumulative net income for the first earnout period and second earnout period exceeds $28,000,000 or if cumulative net income for the first and second earnout periods does not exceed $28,000,000, then if the cumulative net income for first, second and third earnout periods exceeds $48,000,000. Similarly, if net income for the second earnout period does not exceed $16,000,000, the owner of EAHE will be entitled to the earnout payment for such period if cumulative net income for the second earnout period and third earnout period exceeds $36,000,000.

The owner of EAHE has agreed to share 49% of any shares received in the earnout with CHM's management team.

Following the completion of the transaction Global Huadu Environment Holdings, Inc.'s board will consist of 5 members, 3 from CHM's board, 1 from EAHE and 1 additional member to be appointed by EAHE.

The closing of the acquisition is subject to customary closing conditions, including approval of the acquisition agreement by holders of a majority of CHM's outstanding stock. In addition, the closing is conditioned on less than 20% of the common stock held by the public shareholders of CHM voting against the acquisition and electing to convert their stock into cash from the trust fund established in connection with CHM's initial public offering. No additional regulatory approvals are required from Singapore or China authorities to consummate the acquisition.

About China Healthcare Acquisition Corp

CHM is a publicly traded, special purpose acquisition company formed to acquire one or more businesses with operations primarily in the People's Republic of China. As of June 30, 2008, CHM had in its trust account approximately $57.4 million (including deferred underwriting fees of $2.1 million) from the proceeds raised through its initial public offering in April 2007 and interest thereon. As of June 30, 2008, the amount per share available upon liquidation of the trust was approximately $5.89. CHM has been pursuing acquisition opportunities in China since the closing of the offering.

Market Purchase

CHM's Chairman, Jack Kang, has withdrawn his agreement to purchase up to $8 million of CHM common stock in the open market as described in CHM's prospectus dated April 19, 2007. Such purchase would have commenced 10 business days after the date of the Current Report on Form 8-K reporting the signing of the definitive acquisition agreement and ended on the last business day preceding the record date for stockholders meeting to vote upon the acquisition. In his stead Mr. Wu Wing Shu of Sky Rainbow Investment Ltd. has agreed with Mr. Kang to purchase or cause his affiliate to purchase up to $8 million of CHM common stock in the open market at market prices not to exceed the per share amount held in the trust account (less taxes payable). It is currently contemplated that such purchase will not commence until approximately 10 business days before the record date for the stockholders meeting by which time the shareholders will have available the definitive proxy statement. Such purchases will end on the business day immediately preceding the record date for the stockholders meeting. The Company will file a Current Report on Form 8-K immediately prior to the commencement of the purchase period reporting the amount per share available upon liquidation of the trust. Shares purchased by Mr. Wu Wing Shu will not be subject to the contractual six month restriction on resale that applied to Mr. Kang's agreement.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are based on current expectations and projections about future events and no party assumes an obligation to update any such forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about CHM and EAHE that may cause actual results to be materially different from any future results expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue” or the negative of such terms or other similar expressions. Factors that might cause our future results to differ from those statements include, but are not limited to, the failure of CHM's stockholders to approve the acquisition and the transactions contemplated thereby; the number and percentage of CHM's stockholders voting against the acquisition and electing to exercise their conversion rights; changing interpretations of generally accepted accounting principles; costs associated with continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the business in which EAHE is engaged; the continued ability of EAHE to successfully execute its business plan; demand for the products and services that EAHE provides; continued availability of, and changes in pricing for, raw materials used by EAHE; general economic conditions; geopolitical events and regulatory changes; as well as other relevant risks detailed CHM's filings with the Securities and Exchange Commission.

Additional Information

This communication is being made in respect of the proposed transaction involving EAHE, its stockholder and CHM. In connection with the proposed transaction, CHM will file with the Securities and Exchange Commission a proxy statement on Schedule 14A for the stockholders of CHM describing the proposed transaction. CHM will be filing other documents with the SEC as well. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS ARE ADVISED TO READ, WHEN AVAILABLE, CHM'S DEFINITIVE PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THIS PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION.

The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain a copy of the definitive proxy statement and other documents related to the transaction that are filed with the SEC, without charge, once available, at the SEC's Internet site (http://www.sec.gov) or by directing a request to China Healthcare Acquisition Corp at 1233 Encino Drive, Pasadena, California 91108. As a result of the other financial or statistical information contained in the proxy statement.

CHM and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction with EAHE and its stockholders. Information regarding CHM's directors and executive officers is set forth in CHM's final prospectus dated April 19, 2007, and the proxy statement relating to the proposed transaction with EAHE and its stockholders when it becomes available.

CHM's final prospectus also contains a description of the security holdings of CHM's officers and directors and their respective interests in the successful consummation of this business combination.

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Contact:
Alwin Tan
Chief Executive Officer
China Healthcare Acquisition Corp
Tel: (626) 568-9924